Emergent Capital Announces Uplisting to OTCQX Market
Boca Raton, Fla., May 29, 2018 – Emergent Capital, Inc. (OTCQX: EMGC) ("Emergent" or the "Company"), today announced that shares of its common stock were approved for trading on the OTCQX® Best Market. Trading on the OTCQX will be today, Tuesday, May 29, 2018. Emergent’s Common Stock will continue to trade under the ticker symbol “EMGC.”
The OTCQX is the highest tier over-the-counter market. To qualify for this market, companies must meet high financial standards, follow best practice corporate governance, demonstrate compliance with U.S. securities laws and be current in their disclosure.
Pat Curry, CEO of Emergent Capital, commented, "Since completing the corporate recapitalization of Emergent in July 2017 and joining the company as CEO in October 2017, we have focused on enhancing transparency and implementing best practice corporate governance. Upgrading from the OTCQB to the OTCQX is the next logical step in our strategy as we work to unlock and maximize shareholder value.”
About Emergent Capital, Inc.
Emergent (OTCQX: EMGC) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.
Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.
Investor Relations Contact:
Hayden IR
Rob Fink
646.415.8972
Rob@HaydenIR.com
www.emergentcapital.com